UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2011

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 7, 2011, Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank, issued a press release announcing the completion of the Company’s previously announced fourth Stock Repurchase Program (the “Program”). The Program was approved by the Company’s Board of Directors on December 22, 2010. A total of 339,170 shares, or approximately 5% of the Company’s then outstanding common shares, were purchased at a total cost to the Company of approximately $4,411,000, or an average price of $13.01 per share. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Beginning on November 10, 2011, Hampden Bancorp, Inc. (the “Company”) intends to distribute and make available to investors a Power Point presentation about the Company’s strategies and financial performance thru the quarter ended September 30, 2011. A copy of the materials to be used by the Company is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release dated November 07, 2011.

99.2	Written presentation to be distributed and made available to investors beginning November 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	November 9, 2011	By:	/s/ Thomas R. Burton
Thomas R. Burton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 07, 2011.

99.2	Written presentation to be distributed and made available to investors beginning November 10, 2011.

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